UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2006

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

AmerisourceBergen Corporation (the “Registrant”) and certain of its wholly-owned subsidiaries, filed a registration statement on Form S-4 (the “Form S-4”) with the Securities and Exchange Commission (“SEC”) on February 23, 2006 for the registration of its 5 5/8% Senior Notes due 2012 and its 5 7/8% Senior Notes due 2015 which would be exchanged for the 5 5/8% Senior Notes due 2012 and the 5 7/8% Senior Notes due 2015 issued by the Registrant in a private placement on September 14, 2005. In connection with the filing of that registration statement, the Registrant included, as is customary, disclosure regarding certain risk factors affecting its business and securities. For purposes of the Securities Exchange Act of 1934, the Registrant is voluntarily filing the following description of certain risks affecting its business. This risk factor disclosure updates the disclosure contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed with the SEC on December 9, 2005. Unless the context requires otherwise, the terms “we,” “us” and “our” refer to the Registrant and its subsidiaries. Capitalized terms not otherwise defined in this document have the meanings set forth in the Form S-4. The following is taken directly from the Form     S-4:

RISK FACTORS

You should carefully consider the risks described below, as well as other information contained in this prospectus, in deciding whether to participate in the exchange offer.

Risks Related to Our Business

Intense competition may erode our profit margins.

The distribution of pharmaceuticals and related healthcare solutions is highly competitive. We compete with national wholesale distributors of pharmaceuticals such as Cardinal Health, Inc. and McKesson Corporation; regional and local distributors of pharmaceuticals; chain drugstores that warehouse their own pharmaceuticals; manufacturers who distribute their products directly to customers; specialty distributors; and other healthcare providers. The Long-Term Care and Workers’ Compensation businesses in which PharMerica operates also are highly competitive.

Competitive pressures have contributed to a decline in our gross profit margins on operating revenue from 5.42% in fiscal 2001 to 3.96% in fiscal 2005. This trend may continue and our business could be adversely affected as a result.

Our operating revenue and profitability may suffer upon the loss of a significant customer.

Our top ten customers represented approximately 31% of operating revenue for the fiscal year ended September 30, 2005. Our largest individual customer accounted for approximately 7.5% of our operating revenue for the fiscal year ended September 30, 2005. We also have contracts with group purchasing organizations (“GPOs”), each of which functions as a purchasing agent on behalf of its members, who are hospitals, pharmacies or other healthcare providers. Approximately 13% of our operating revenue for the fiscal year ended September 30, 2005 was derived from our three largest GPO relationships (Novation, LLC, United Drugs and Premier Purchasing Partners, L.P.). We may lose a significant customer or GPO relationship if any existing contract with such customer or GPO expires without being extended, renewed, renegotiated or replaced or is terminated by the customer or GPO prior to expiration, to the extent such early termination is permitted by the contract. A number of our contracts with significant customers or GPOs are typically subject to expiration each year and we may lose any of these customers or GPO relationships if we are unable to extend, renew, renegotiate or replace the contracts. The loss of any significant customer or GPO relationship could adversely affect future operating revenue and profitability. In October 2005, ABDC received notice of termination of its GPO contract with United Drugs effective mid-December 2005. United Drugs is a GPO for independent retail pharmacies.

We expect that a substantial majority of the members of United Drugs will terminate their affiliation with United Drugs and elect to continue to do business with us. Among other things, the majority of the members of United Drugs are participants in one or more of our retail programs, including Good Neighbor Pharmacy®, Performance Plus Network® and Diabetes Shoppe®, and a number of them also have separate contracts directly with us. However, there can be no assurance that we will retain a substantial majority of the members of United Drugs as customers following the termination of our contract with United Drugs. Purchases by the members of United Drugs represented approximately 4% of our operating revenues for the fiscal year ended September 30, 2005.

Approximately 11% of PharMerica’s operating revenue in the fiscal year ended September 30, 2005 was derived from Long-Term Care’s contract with Beverly Enterprises, Inc. The initial term of this contract is scheduled to expire in the middle part of fiscal 2006 and the contract is expected to be renewed at or before the expiration of the initial term. A termination of this contract or a renewal of this contract on significantly less favorable economic terms would adversely affect PharMerica’s operating revenue and results of operations.

Our operating revenue and profitability may suffer upon the bankruptcy, insolvency or other credit failure of a significant customer.

Most of our customers buy pharmaceuticals and other products and services from us on credit. Credit is made available to customers based on our assessment and analysis of creditworthiness. Although we often try to obtain a security interest in assets and other arrangements intended to protect our credit exposure, we generally are either subordinated to the position of the primary lenders to our customers or substantially unsecured. The bankruptcy, insolvency or other credit failure of any customer at a time when the customer has a substantial account payable balance due to us could have a material adverse affect on our results of operations. At September 30, 2005, the largest trade receivable due from a single customer represented approximately 13% of accounts receivable, net.

Our results of operations may suffer upon the bankruptcy, insolvency or other credit failure of a significant supplier.

Our relationships with pharmaceutical suppliers give rise to substantial amounts that are due to us from the suppliers, including amounts due to us for returned goods or defective goods and amounts due to us for services provided to the suppliers. The bankruptcy, insolvency or other credit failure of any supplier at a time when the supplier has a substantial account payable balance due to us could have a material adverse affect on our results of operations.

Our Pharmaceutical Distribution segment is transitioning its business model.

Our Pharmaceutical Distribution segment is transitioning its business model with respect to how it is compensated for services it provides to pharmaceutical manufacturers. Historically, supplier arrangements allowed us to generate gross profit in several ways, including cash discounts for prompt payments, inventory buying opportunities, rebates, inventory management and other agreements, vendor program arrangements, negotiated deals and other promotional opportunities. A significant portion of the gross margin for our pharmaceutical business had been derived from our ability to purchase merchandise inventories in advance of pharmaceutical price increases and then hold these inventories until pharmaceutical prices increase, thereby generating a larger gross margin upon sale of the inventories. Over the last two years, however, pharmaceutical manufacturers have been increasing their control over the pharmaceutical supply channel. As a result, we have been working with our pharmaceutical manufacturer partners to transition our pharmaceutical distribution business toward a fee-for-service model.

Under a fee-for-service model, we are compensated for the services we provide manufacturers versus one that is dependent upon manufacturer price increases. The fee-for-service model is intended to improve the efficiency of the supply channel and may establish a more predictable earnings pattern for ABDC, while expanding our service relationship with pharmaceutical manufacturers. As of December 31, 2005, ABDC had signed fee-for-service agreements with a substantial majority of large branded pharmaceutical manufacturers. During fiscal 2006, we expect that more than 75% of ABDC’s brand name manufacturer gross margin will not be contingent on manufacturer price increases. There can be no assurance that this business model transition will be successful, that we will be adequately compensated for our services by such fees, or that our profitability will not be significantly reduced.

The supply channel business model transition may reduce our profitability.

The supply channel business model transition described above has the potential to affect the profitability of customer contracts that were developed under a business model that was predicated on price increases and high inventory levels. Many of our contracts with healthcare providers are multi-year contracts that cannot be terminated or amended in the event of such changes in our relationships with manufacturers. Accordingly, the advent of such changes may have the effect of reducing, or even eliminating, our profitability on such contracts through the end of the applicable contract periods.

Increasing governmental efforts to regulate the pharmaceutical supply channel may increase our costs and reduce our profitability.

The healthcare industry is highly regulated at the federal and state level. Consequently, we are subject to the risk of changes in various federal and state laws, which include operating and security standards of the DEA, the FDA, various state boards of pharmacy and comparable agencies. In recent years, some states have passed or have proposed laws and regulations, including pedigree tracking requirements, that are intended to protect the integrity of the supply channel but that also may substantially increase the costs and burden of pharmaceutical distribution.

Legal and regulatory changes affecting rates of reimbursement for pharmaceuticals and/or medical treatments or services may reduce our profitability.

Both our own profit margins and the profit margins of our customers may be adversely affected by laws and regulations reducing reimbursement rates for pharmaceuticals and/or medical treatments or services or changing the methodology by which reimbursement levels are determined. Many of our contracts with healthcare providers are multi-year contracts from which we derive profit based upon reimbursement rates and methodology. Many of these contracts cannot be terminated or amended in the event of such legal and regulatory changes. Accordingly, such changes may have the effect of reducing, or even eliminating, our profitability on such contracts until the end of the applicable contract periods.

ABSG’s business may be adversely affected in the future by recent and proposed changes in the Medicare reimbursement rates for certain pharmaceuticals, including oncology drugs. The reimbursement changes that have been implemented by HHS starting in January 2004 pursuant to the MMA, along with additional reforms scheduled to go into effect in 2006, may have the effect of reducing the amount of and/or margins on medications purchased by physicians for administration in their offices and may force patients to other healthcare providers. In particular, under the upcoming competitive acquisition program or CAP, physicians may choose to forgo purchasing drugs for Medicare patients and instead opt to obtain products from a CAP vendor that bills Medicare directly. Since ABSG provides a number of services to or through physicians, patient shifts from physicians to other healthcare providers may result in slower growth or lower revenues for ABSG. Although ABSG has contingency plans to enable it to retain and grow the business it conducts with and through physicians, there can be no assurance that it will retain or replace all of the revenue currently going through the physician channel or that such revenue will be as profitable.

The MMA also includes a major expansion of the Medicare prescription drug benefit under the new Medicare Part D. Beginning in 2006, Medicare beneficiaries became eligible to enroll in prescription drug plans that are offered by private entities and became eligible for varying levels of coverage for outpatient prescription drugs. Medicare beneficiaries who will have all or a substantial portion of their prescription drug costs covered by the new Medicare drug benefit include those nursing home residents served by the Long-Term Care business whose drug costs are currently covered by state Medicaid programs. In January 2005, the Centers for Medicare & Medicaid Services (“CMS”) of HHS published final rules for the new voluntary prescription drug benefit program. While these rules established a framework for the new benefit, further information and guidance continues to be provided by CMS. The rules permit long-term care pharmacies to provide covered Medicare Part D drugs to enrollees of the new Medicare Part D plans. Under the rules, long-term care pharmacies may participate on an in-network basis by contracting directly with a plan sponsor. At this time, we cannot determine the future impact of Medicare Part D on the Long-Term Care business, but the implementation of Medicare Part D could have an adverse effect on the Long-Term Care business.

Long-Term Care receives rebates from pharmaceutical manufacturers for undertaking certain activities that the manufacturers believe may increase the likelihood that their respective products will be dispensed. CMS recently indicated that it is examining whether long-term care pharmacies should be permitted to receive “access/performance” rebates from pharmaceutical manufacturers with respect to prescriptions covered under the Medicare Part D benefit. CMS defines these as rebates that manufacturers provide to long-term pharmacies that are designed to “prefer, protect or maintain” that manufacturers’ product selection by the long-term care pharmacy or to increase the volume of the manufacturers’ products that are dispensed by the pharmacy under its formulary. The elimination of manufacturer rebates could have a further adverse effect on the Long-Term Care business by increasing our costs of purchasing pharmaceutical products. Long-Term Care’s business could be adversely affected if CMS should take any action that has the effect of eliminating or significantly reducing the rebates that Long-Term Care receives from manufacturers.

The Deficit Reduction Act of 2005 (“DRA”) will reduce net Medicare and Medicaid spending by approximately $11 billion over the next five years. DRA provisions could reduce payments to Long-Term Care customers. Among other things, the DRA will reduce certain bad debt payments to Medicare skilled nursing facilities and strengthen asset transfers restrictions for people seeking to qualify for Medicaid long-term care coverage. In addition, new rules that will go into effect on January 1, 2007 may decrease Medicaid pharmacy reimbursement for multiple-source drugs by changing the federal upper payment limit from 150 percent of the lowest published price for a drug (which is usually the wholesale acquisition cost) to 250 percent of the lowest average manufacturer price. There can be no assurance that the changes under the DRA will not have an adverse impact on our business.

The proposed federal budget seeks to reduce Medicare spending substantially over the next 5 years and also seeks to reduce Medicaid spending. At this time, we cannot determine the future impact of the proposed federal budget on us, but these proposals, if enacted, could have an adverse effect on our business.

The changing United States healthcare environment may negatively impact our revenue and income.

Our products and services are intended to function within the structure of the healthcare financing and reimbursement system currently existing in the United States. In recent years, the healthcare industry has undergone significant changes in an effort to reduce costs and government spending. These changes include an increased reliance on managed care; cuts in Medicare funding affecting our healthcare provider customer base; consolidation of competitors, suppliers and customers; and the development of large, sophisticated purchasing groups. We expect the healthcare industry to continue to change significantly in the future. Some of these potential changes, such as a reduction in governmental support of healthcare services or adverse changes in legislation or regulations governing prescription drug pricing, healthcare services or mandated benefits, may cause healthcare industry participants to reduce the amount of our products and services they purchase or the price they are willing to pay for our products and services. Changes in pharmaceutical manufacturers’ pricing or distribution policies could also significantly reduce our income.

If we fail to comply with laws and regulations in respect of healthcare fraud, we could suffer penalties or be required to make significant changes to our operations.

We are subject to extensive and frequently changing federal and state laws and regulations relating to healthcare fraud. The federal government continues to strengthen its position and scrutiny over practices involving healthcare fraud affecting the Medicare, Medicaid and other government healthcare programs. Our relationships with pharmaceutical manufacturers and healthcare providers subject our business to laws and regulations on fraud and abuse which, among other things, (i) prohibit persons from soliciting, offering, receiving or paying any remuneration in order to induce the referral of a patient for treatment or for inducing the ordering or purchasing of items or services that are in any way paid for by Medicare, Medicaid or other government-sponsored healthcare programs and (ii) impose a number of restrictions upon referring physicians and providers of designated health services under Medicare and Medicaid programs. Legislative provisions relating to healthcare fraud and abuse give federal enforcement personnel substantially increased funding, powers and remedies to pursue suspected fraud and abuse. While we believe that we are in substantial compliance with all applicable laws, many of the regulations applicable to us, including those relating to marketing incentives offered by pharmaceutical suppliers, are vague or indefinite and have not been interpreted by the courts. They may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could require us to make changes in our operations. If we fail to comply with applicable laws and regulations, we could suffer civil and criminal penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state healthcare programs.

We may not realize all of the anticipated benefits of our integration plan to consolidate our distribution network and eliminate duplicative administrative functions.

We are proceeding with an integration plan to consolidate our ABDC distribution facilities from 51 to a distribution facility network numbering in the mid-20’s within the next two years; implement new warehouse information technology systems and eliminate duplicative administrative functions. The program is designed to focus capacity on growing markets, significantly increase warehouse efficiencies and streamline our transportation activities. The plan includes building six new facilities (five of which were operational as of December 31, 2005), closing facilities (26 of which have been closed as of December 31, 2005) and implementing a new warehouse operating system. The sixth new facility is scheduled to open during fiscal 2006. We closed a total of six facilities during fiscal 2005 and we expect to close an additional six facilities during fiscal 2006, thereby reducing the total number of distribution facilities to 28 by the end of fiscal 2006. We believe our enhanced distribution network will result in the lowest costs in pharmaceutical distribution and the highest accuracy and speed of customer order fulfillment. We may not realize all of the anticipated benefits of enhancing our distribution network if we experience delays in building the new facilities or closing existing facilities; we incur significant cost overruns associated with the program; or the new warehouse information technology systems do not function as planned.

Effective July 1, 2005, we outsourced a significant portion of our information technology activities to IBM as part of the integration plan. We seek to complete the outsourcing plan by the end of fiscal 2006. There can be no assurance that our business operations will not be affected adversely by the outsourcing of such activities or that IBM will perform satisfactorily.

Our operating results and/or financial condition may be adversely affected if we undertake acquisitions of businesses that do not perform as we expect or that are difficult for us to integrate.

We expect to continue to implement our growth strategy, in part, by acquiring companies. At any particular time, we may be in various stages of assessment, discussion and negotiation with regard to one or more potential acquisitions, not all of which will be consummated. We make public disclosure of pending and completed acquisitions when appropriate and required by applicable securities laws and regulations.

Acquisitions involve numerous risks and uncertainties. If we complete one or more acquisitions, our results of operations and financial condition may be adversely affected by a number of factors, including: the failure of the acquired businesses to achieve the results we have projected in either the near or long term; the assumption of unknown liabilities; the difficulties of imposing adequate financial and operating controls on the acquired companies and their management and the potential liabilities that might arise pending the imposition of adequate controls; the difficulties in the integration of the operations, technologies, services and products of the acquired companies; and the failure to achieve the strategic objectives of these acquisitions.

Our operating results and our financial condition may be adversely affected by foreign operations.

We recently acquired a pharmaceutical distributor based in Canada and expect to consider additional foreign acquisitions in the future. Our existing foreign operations and any operations we may acquire in the future carry risks in addition to the risks of acquisition, as described above. At any particular time, foreign operations may encounter risks and uncertainties regarding the governmental, political, economic, business and competitive environment within the countries in which those operations are based. Additionally, foreign operations expose us to foreign currency fluctuations that could impact our results of operations and financial condition based on the movements of the applicable foreign currency exchange rates in relation to the U.S. Dollar.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results, our management may not be able to provide its report on the effectiveness of our internal controls over financial reporting in our Annual Report on Form 10-K for the fiscal year ending September 30, 2006 as required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, and our independent registered public accounting firm may not be able to provide an unqualified attestation, or any attestation, on management’s assessment of the operating effectiveness of our internal controls over financial reporting.

Pursuant to Section 404 of the Sarbanes-Oxley Act, our management will be required to deliver a report in our Annual Report on Form 10-K for the fiscal year ending September 30, 2006, similar to the one delivered in connection with our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, that assesses the effectiveness of our internal control over financial reporting. We also will be required to deliver an attestation report, similar to the one delivered in connection with our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, of our independent registered public accounting firm on our management’s assessment of, and operating effectiveness of, internal controls. We have undertaken substantial effort to assess, enhance and document our internal control systems, financial processes and information systems and expect to continue to do so during fiscal 2006 in preparation for the required annual evaluation process. Significant use of resources, both internal and external, will be required to make the requisite evaluation of the annual effectiveness of our internal controls. While we believe we have adequate internal controls and will meet our obligations, there can be no assurance that we will be able to complete the work necessary for our management to issue our report in a timely manner or that management or our independent registered public accounting firm will conclude that our internal controls are effective.

Risks generally associated with our sophisticated information systems may adversely affect our operating results.

We rely on sophisticated information systems in our business to obtain, rapidly process, analyze, and manage data to facilitate the purchase and distribution of thousands of inventory items from numerous distribution centers; receive, process, and ship orders on a timely basis; to manage the accurate billing and collections for thousands of customers; and to process payments to suppliers. Our business and results of operations may be adversely affected if these systems are interrupted or damaged by unforeseen events or if they fail for any extended period of time, including due to the actions of third parties. A third party service provider is responsible for managing a significant portion of our information systems. Our business and results of operations may be adversely affected if the third party service provider does not perform satisfactorily.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: February 24, 2006	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer